CONSENT OF HABIF, AROGETI & WYNNE, LLP
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
US Intellicom, Inc.

We consent to the use of our report incorporated by reference in the Form 8-KA of Pre-Cell Solutions, Inc. filed with the Commission on June 19, 2000.

/s/ Habif, Arogeti & Wynne

Habif, Arogeti & Wynne, LLP

Atlanta, Georgia
June 19, 2000